UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

HMS Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

NY	0-50194	11-3656261
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Park Avenue South New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 725-7965

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 6, 2007, HMS Holdings Corp. (the “Company”) issued a press release announcing its Senior Vice President and Chief Financial Officer, Thomas G. Archbold, will be leaving the Company and will be replaced by Walter D. Hosp effective July 2, 2007.

In connection his agreement to remain with the Company for a period of time to ensure an orderly transition to Mr. Hosp, Mr. Archbold will continue to receive his salary and health plan benefits for 12 months following his departure. In addition, Mr. Archbold will be paid a pro-rated bonus for 2007 at such time as all other executive bonuses are paid.

(c) On and effective July 2, 2007, Walter D. Hosp will become the Company’s Senior Vice President and Chief Financial Officer.

Mr. Hosp, 49 years old, has over 15 years of experience in senior financial executive positions for large publicly-traded healthcare and insurance companies, most recently, from August 2002 through June 30, 2007, as Vice President and Treasurer of Medco Health Solutions, Inc. (NYSE:MHS). At Medco, Mr. Hosp built and managed all treasury activities related to the spin-off of Medco from Merck & Co. Prior to Medco, Mr. Hosp served as Chief Financial Officer of Ciba Specialty Chemicals Corporation, and President of their Business Support Center. Earlier, as Vice President and Treasurer of Ciba-Geigy Corporation (now Novartis), Mr. Hosp served as a principal spokesperson to analysts and investors.

There are no family relationships among Mr. Hosp and any directors or officers of the Company.

There have been no transactions nor are there any proposed transactions between the Company and Mr. Hosp that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Hosp will participate in the usual compensation and benefit programs available to an executive officer of the Company. His initial base salary will be $325,000 per year, and his target payout for cash bonus as a percent of salary will be 40%, with a minimum bonus of $100,000 for the year ended December 31, 2007. In addition, Mr. Hosp will be granted options to purchase 60,000 shares of the Company’s common stock. The options will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on July 2, 2007 (the “Grant Date”), will vest 25% per year commencing one year from the Grant Date, and will expire ten years from the Grant Date.

Item 7.01 Regulation FD Disclosure

On June 6, 2007, the Company issued a press release announcing the departure of Mr. Archbold and the appointment of Mr. Hosp as Senior Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibits referred to herein, is being furnished to the Securities and Exchange Commission (the "SEC") and shall not be deemed to be incorporated by reference into any of the Company's filings with the SEC under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Holdings Corp. (Registrant)

Date: June 11, 2007	By:	/s/ Robert M. Holster
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

EX-99.1	Press Release dated June 6, 2007.